Exhibit 10.12

INDUSTRIAL LEASE

NOTICE:

The submission of this document for examination does not constitute an option or offer to lease space at the Project. This document shall have no binding effect on the parties unless executed by the Landlord and the executed copy is delivered to the Tenant.

INDUSTRIAL LEASE

THIS LEASE AGREEMENT (this "Lease") is made by and between 1915 Swarthmore Avenue Holdings, LLC, a Maryland limited liability company ("Landlord") and Westmark Marketing, LLC, a New Jersey limited liability company ("Tenant"), effective as of the date last signed (the "Effective Date").

WITNESSETH:

1.          BASIC LEASE PROVISIONS:

1.1.	Project:	Lakewood Industrial Portfolio — 1915 Swarthmore Avenue
	Address:	1915 Swarthmore Avenue Lakewood, New Jersey Exhibit A — Legal Description

1.2.          Area of Premises: Approximately 6,770 rentable square feet located in Unit 6, as reflected on the site plan attached hereto as Exhibit B.

1.3.          Tenant's Percentage Share: 23.28% (said Percentage Share shall be adjusted in the event the rentable area of the Project is increased or decreased).

Based upon Premises of 6,770 rentable square feet in a Project of 29,075 rentable square feet.

1.4.          Commencement Date of Lease: The later of (i) the Effective Date or (ii) Substantial Completion of the Improvements, as defined in Paragraph 1.6 below. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit C, specifying the Commencement Date and the Expiration Date.

1.5.          Expiration Date/Term of Lease: Sixty-Three (63) Months following the Commencement Date

1.6.          Improvements: Landlord shall, at Landlord's sole cost and expense, provide the improvements described in Exhibit D (collectively, the "Improvements"). Substantial Completion" and any derivations thereof shall mean the Improvements have been completed such that the Improvements and the Premises can be used for their intended purposes. Notwithstanding the foregoing, Tenant agrees to accept the Premises in its "AS IS" condition and acknowledges that no representations with respect to the condition of the Premises have been made by Landlord.

1.7.          Base Rent:

Time Period	Base Rent (PSF Per Annum)	Monthly Base Rent
Month 1-3	$0.00	$0.00
Months 4-12	$6.00	$3,385.00
Months 13-24	$6.25	$3,526.04
Months 25-36	$6.50	$3,667.08
Months 37-48	$6.75	$3,808.13
Months 49-60	$7.00	$3,949.17
Month 61-63	$7.25	$4,090.21

1.8.          Abatement: Tenant's Base Rent shall be abated for three (3) months following the Commencement Date, as reflected in Paragraph 1.7 above (the "Rent Abatement Period"); such abatement shall not toll the term, rather it shall continue to run from the Commencement Date. This rent abatement shall apply to Base Rent for the Premises, with any and all other amounts due by Tenant to Landlord to be paid pursuant to the terms of the Lease, including, but not limited to, Operating Expense Rent, as defined in Paragraph 6.1 below. If this Lease is terminated prior to the Expiration Date, Tenant shall pay to Landlord an amount equal to the unamortized value of rent for the Rent Abatement Period, which shall be calculated at an eight percent (8%) amortization rate.

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1.9.          Security Deposit: $10,155.00.

1.10.        Permitted Use: Tenant shall use and occupy the Premises for general office uses and related or ancillary uses continuously during the Term of the Lease, including for use as a marketing and sales training, mentoring and outsourcing program, and for no other purposes whatsoever without the prior written approval of Landlord.

1.11         Late Charges: The parties agree that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of rent is not received by Landlord within 5 business days after rent is due, Tenant will pay to Landlord a sum equal to 5% of the monthly rent as a late charge.

1.12.        Calculation of Operating Expense Rent: See Paragraph 6.

1.13.        Address for payment:

1915 Swarthmore Avenue Holdings,

LLC do Onyx Management Group,

LLC 900 Route 9 North, Suite 301

Woodbridge, New Jersey 07095

1.14. Address for notices:

If to Landlord:	1915 Swarthmore Avenue Holdings, LLC CWCapital Asset Management LLC 7501 Wisconsin Avenue, Suite 500 West Bethesda, Maryland 20814 Attention: Thomas Underhill tunderhill@cwcapital.com

With a copy to:	Quilling, Selander, Lownds, Winslett & Moser, PC 2001 Bryan Street, Suite 1800 Dallas, Texas 75201 Attn: Paul C. Webb, Esq. Phone: (214) 880-1881 Fax: (214) 871-2111 pwebb@qs1wm.com

If to Tenant:	Westmark Marketing, LLC 1915 Swarthmore Avenue Lakewood, New Jersey

With a copy to:	Moishie M. Klein, Esq. 40 Airport Roade Lakewood Township, NJ 08701 Phone: (732) 942-9999 mklein@kleinlawnj.com

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1.15.        Broker:       Turton Commercial Real Estate, a real estate brokerage firm licensed in the State of New Jersey ("Landlord's Broker"), has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate written agreement. Landlord and Tenant warrant and represent to each other that they have not consulted or negotiated with any broker or finder with regard to the Premises or this Lease other than as disclosed in this Section. If either party shall be in breach of the foregoing warranty, such party shall indemnify the other against any loss, liability and expense (including attorneys' fees and court costs) arising out of claims for fees or commissions from anyone having dealt with such party in breach.

1.16.        Options to Extend: One (1) option to renew for five (5) years (the "Renewal Term"), with no other concessions to be provided by Landlord to Tenant.

1.17.        Base Rent for Renewal Term:

Time Period	Base Rent (PSF Per Annum)	Monthly Base Rent
Months 1-12	$7.25	$4,090.21
Months 13-24	$7.50	$4,231.25
Months 25-36	$7.75	$4,372.29
Months 37-48	$8.00	$4,513.33
Months 49-60	$8.25	$4,654.38

1.18.        Option Exercise Deadline: Tenant must give Landlord written notice of the exercise of the option set forth in Paragraph 1.16 above six (6) months prior to the Expiration Date ("Option Exercise Deadline"). Tenant's exercise of the options will only be effective if Tenant is not in default on the date on which Tenant exercises said options and if Tenant is also not in default on the date on which the Renewal Term commences.

2.          DEFINITIONS: Unless the context otherwise specifies or requires, the following terms will have the meanings set forth below:

2.1.          Common Areas: All areas and facilities outside the Premises and within the exterior boundaries of the Project that are not leased to other tenants and that are provided and designated by Landlord, in its sole discretion from time to time, for the general use and convenience of Tenant and other tenants of the Project and their authorized representatives, entities, invitees and the general public. Common Areas are areas within and outside of the buildings on the Project, such as pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, elevators, restrooms, stairways, decorative walls, plazas, loading areas, parking areas and roads.

2.2.          Insurance: Public liability, flood, property damage and all other insurance premiums paid by Landlord with respect to the Project, including any amounts that would be charged as premiums if Landlord self-insures any of the insurance risks.

2.3.          Operating Expenses: All costs of operating, servicing, administering, repairing and maintaining the Project (excluding costs paid directly by Tenant and other tenants in the Project or otherwise reimbursable to Landlord), the landscaping of Common Areas of the Project and the parking lot contiguous to the Project if Tenant is not paying any parking fees. All costs of operating, servicing, administering, repairing and maintaining the Project include any reasonable and necessary costs of operation, maintenance and repair, computed in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), and will include by way of illustration, but not limitation:

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(a)           (i) the operation, repair, maintenance and replacement in neat, clean, good order and condition of the common areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories; (ii) water, sewer service and any other utility services provided with respect to the Project (but not separately metered to measure consumption at the Premises) and gas, electricity, telephone and other utilities servicing the common areas; (iii) snow removal; and (iv) maintenance of the Project including, but not limited to, painting, caulking and repair of building components, including, but not limited to, the roof, the exterior walls and fire detection and sprinkler systems. The inclusion of the improvements, facilities and services set forth in this Section of this Lease shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services. To the extent Landlord shall determine, in its reasonable discretion, that any of the Operating Expenses shall have been incurred solely for the benefit of Tenant or otherwise solely or substantially as a result of Tenant's use of the Premises, Landlord shall have the right to require that such Operating Expenses be borne solely by Tenant

2.4.          Taxes: All real and personal property taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local government charge, general, special, ordinary or extraordinary (but not including income taxes), which may now or hereafter be levied or assessed against the land upon which the Project stands or the Project for such year or the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Project for the operation thereof, including the cost of contesting the validity or amount thereof.

3.          PREMISES:

3.1.          Lease of Premises: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, covenants, conditions and provisions set forth in this Lease, to which Landlord and Tenant hereby mutually agree, the premises (the "Premises") described in Paragraphs 1.1 and 1.2 above.

3.2.          Project: The Premises are a part of the project (the "Project") described in Paragraph 1. Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings, parking and other Common Areas and other improvements located in the Project in any manner that Landlord, in its reasonable discretion, shall deem proper, provided that Landlord shall use commercially reasonable efforts to minimize interference or restriction of Tenant's use of the Premises and the Common Areas. Landlord further reserves the right to make alterations and/or additions to and to build or cause to be built additional stories on the building in which the Premises are situated and to add any buildings adjoining the Premises or elsewhere in the Project. Without limiting the generality of the foregoing, Landlord may add additional buildings and parking decks anywhere in the Project. Landlord reserves the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Project in a manner that will not materially interfere with Tenant's use of the Premises. Landlord will also have the right to increase and expand the size of the Project by adding additional land, buildings and other structures to the Project. Landlord shall have the right to change the Project's name without notice, to change the Project's street address upon 90 days prior notice, to grant to any person or entity the exclusive right to conduct any business or render any service in or to the Project, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose set forth in Paragraph 1, to retain at all times master keys or passkeys to the Premises, and to place such signs, notices or displays as Landlord reasonably deems necessary or desirable upon the roof and exterior of the Project.

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3.3.          Relocation of Tenant: Landlord expressly reserves the right after the execution and during the term of this Lease, or any extension or renewal thereof, at its sole cost and expense, to remove the Tenant from the Premises and relocate the Tenant to some other space of Landlord's choosing of approximately the same size within the Project, which other space shall be decorated by Landlord at Landlord's expense and Landlord may in its discretion use such decorations and materials from the existing Premises or other materials, so that the space in which Tenant is relocated is comparable in its interior design and decoration to the Premises from which Tenant is removed. Tenant, by the execution of this Lease, acknowledges the foregoing right of Landlord, and no rights granted in this Lease to Tenant, including, but not limited to, the right of peaceful and quiet enjoyment, shall be deemed to have been breached or interfered with by reason of Landlord's exercise of the right of relocation reserved in this Paragraph, provided that Landlord shall use commercially reasonable efforts to minimize any interruption of Tenant's business operations during any such relocation. Landlord's sole obligation for costs and expenses of removal and relocation shall be the actual cost of relocating and decorating the space in which Tenant is relocated, and Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant shall not terminate this Lease or release the Tenant, in whole or in part, from the Tenant's obligation to pay the rents and perform the covenants and agreements hereunder for the full term of this Lease.

4.          COMMON AREAS:

4.1.          Tenant's Right to Use Common Areas: Landlord grants Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas with others who are entitled to use the Common Areas subject to Landlord's rights as set forth in this Lease.

4.2.          Landlord's Control: Landlord has the right to:

(a)	establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas;

(b)	close, if necessary, any of the Common Areas to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

(c)	close temporarily any of the Common Areas for maintenance purposes;

(d)	select a person, firm or corporation which may be an entity related to Landlord to maintain and operate any of the Common Areas; and

(e)	designate other lands outside the exterior boundaries of the Project to become part of the Common Areas.

Notwithstanding the provisions of this Subparagraph, in exercising its rights hereunder, Landlord will provide reasonable access to and from the Premises.

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5.           RENT:

5. 1.         Base Rent: Tenant will pay to Landlord as rent for the use and occupancy of the Premises at the times and in the manner provided below, Base Rent in the amount specified in Paragraph 1 above payable in advance on the commencement of the term of this Lease and on or before the first day of each and every successive calendar month during the term hereof without demand, setoff or deduction, provided, that if the Commencement Date should be a date other than the first day of a calendar month, the first monthly Base Rent installment paid by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment.

5.2.          Sales Tax; Additional Rent: In addition to the Base Rent, Tenant agrees to pay Landlord monthly all sales or use taxes or excise taxes imposed or levied by the State in which the Project is located or any other governmental body or agency against any rent or any other charge or payment required hereunder to be made by Tenant to Landlord. All sums of money as shall become due and payable by Tenant to Landlord under this Lease, including, without limitation, sales tax and Tenant's percentage share of Operating Expenses, shall be additional rent which Tenant shall be obligated to pay. Landlord shall have the same remedies for default in the payment of additional rent as are available to Landlord in the case of a default in the payment of Base Rent.

6.           OPERATING EXPENSES:

6.1.          Operating Expenses Rent: In addition to Base Rent, Tenant shall pay, during the Rent Abatement Period, Tenant's Percentage Share, as specified in Paragraph 1 above, of the Operating Expenses paid or incurred by Landlord during such time period and Tenant's Percentage Share of the Taxes and Insurance paid or incurred by Landlord during such time period ("Operating Expenses Rent"). In addition to Operating Expenses Rent, Tenant shall also pay to Landlord an administrative charge commensurate with fees charged by other owners of similar buildings in central New Jersey, to be paid concurrently with Tenant's payment of Operating Expenses Rent.

6.2.          Payment: On or before the first day of each month during the Rent Abatement Period, Tenant will pay to Landlord Operating Expense Rent in the amount of One Thousand Four Hundred Ninety-Five and 0 4/100 U.S. Dollars ($1,495.04), based on a rate of Two and 65/100 ($2.65) per rentable square foot of the Premises per annum.

6.4.          Proration: If for any reason other than the default of Tenant, this Lease terminates on a day other than the last day of a calendar year, the amount of Operating Expenses Rent payable by Tenant applicable to the calendar year in which such termination occurs will be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365.

6.5.          Computation: Tenant's Percentage Share of the Operating Expenses and Taxes and Insurance is the proportion that the rentable square footage occupied by Tenant bears to the total rentable square footage of the Project, as determined by Landlord.

6.6.          Taxes Payable by Tenant: Tenant shall be directly responsible for taxes upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant other than the initial improvements to be installed at Landlord's expense regardless of whether title to such improvements is in Tenant or Landlord.

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7.         USE OF PREMISES:

7.1.          Effect on Insurance: Tenant shall not use any portion of the Premises for purposes other than those specified in Paragraph 1 and no use shall be made or permitted to be made upon the Premises, nor acts done, which will increase the existing rate of insurance upon the Project, or cause cancellation of insurance policies covering said Project.

7.2.          Miscellaneous Restrictions: Tenant will not use the Premises for or permit in the Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation or interfere with the business of any other tenant in the Project or permit any auction, liquidation, fire or bankruptcy sale to be held or conducted in or about the Premises. Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises or the fixtures or equipment thereof or the Common Areas. Tenant will not use the Premises for washing clothes or cooking and nothing will be prepared, manufactured or mixed in the Premises which might emit any offensive odor into the Project. Tenant will not keep, display or sell any merchandise outside of the Premises or otherwise obstruct the sidewalks, or Common Areas in the Project or use the same for business operations or advertising. Tenant will not install, maintain use or allow in or upon the Premises any pinball machines, coin operated music machines, video game machines or any other coin operated amusement device of any kind. Tenant will at all times comply with the rules and regulations of the Project attached hereto as Exhibit E and with such additional rules and regulations as may be adopted by Landlord from time to time.

8.           PARKING:

8.1.          Tenant's Parking Rights: Within the Common Areas, Landlord will provide parking areas with necessary access and parking spaces available to Tenant shall be based on Tenant's pro rata share of rentable square footage in the Project. Only automobiles and pickup trucks will be permitted on the parking areas. Landlord reserves the right to establish parking charges with appropriate provisions for parking ticket validation by Tenant.

8.2.          Landlord's Control Over Parking: Tenant and its authorized representatives will park their cars only in areas specifically designated for that purpose by Landlord. Within 5 days after written request by Landlord, Tenant will furnish to Landlord the license numbers assigned to its cars and the cars of all of its authorized representatives. If Tenant or its authorized representatives fails to park their cars in the designated parking areas, Landlord may charge Tenant as and for liquidated damages $30 per each day or partial day for each car parked in area other than those designated. Tenant will not park or permit the parking of any vehicles adjacent to loading areas so as to interfere in any way with the use of such areas. Landlord shall have the right, in Landlord's sole discretion, to designate parking spaces for the exclusive use of a particular tenant or particular tenants. Landlord will have the right to institute reasonable procedures and/or methods to enforce the terms of this Subparagraph.

9.           SIGNS: Tenant, at Tenant's sole cost and expense, may install and maintain on the exterior of the Premises adjacent to entrances to the Premises, on the entrance door of the Premises and on any Project directory, such sign or signs as have first received the written approval of the Landlord as to type, size, color, location, copy nature and display qualities. Landlord may withhold said approval in Landlord's reasonable discretion. Landlord must also approve Tenant's signage contractor, which approval will not be unreasonably withheld. The installation and maintenance of any signs or other advertising matter will at all times be in strict compliance with any and all laws. If at any time Tenant's signs are not in compliance with any and all laws, Landlord shall have the right to remove or otherwise cause such signs to be in compliance. Tenant shall promptly upon demand by Landlord pay Landlord for all of Landlord's costs and expenses incurred in such removal or other action, which such costs and expenses shall constitute additional rent hereunder. Upon expiration or the termination of this Lease, Tenant, at Landlord's election but at Tenant's expense, will remove any and all signs and restore the exterior of the Premises or wherever Tenant has installed signs in a manner satisfactory to Landlord.

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10.         ASSIGNMENT AND SUBLETTING; ENCUMBRANCE: Tenant shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Landlord, which will not be unreasonably withheld or delayed, it being understood that it shall be reasonable for Landlord, among other things, to withhold consent if Landlord is not satisfied with the financial responsibility, identity, reputation or business character of the proposed assignee or sublessee. Any change in the ownership of Tenant, if Tenant is a corporation or partnership, shall constitute an assignment for purposes of this Paragraph. Notwithstanding any consent by Landlord, Tenant and Guarantor(s), if any, shall remain jointly and severally liable (along with each approved assignee and sublessee, which shall automatically become liable for all obligations of Tenant hereunder with respect to that portion of the Premises so transferred), and Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant or any assignee or sublessee without proceeding in any way against any other party. In the event of an assignment, contemporaneously with the granting of Landlord's consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefore along with Tenant. No usage of the Premises different from the usage provided for in Paragraph 1 above shall be permitted, and all other terms and provisions of the Lease shall continue to apply after such assignment or sublease. Tenant shall not make or consent to any conditional, contingent or deferred assignment of some or all of Tenant's interest in this Lease without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant shall not enter into, execute or deliver any financing or security agreement that can be given priority over any mortgage given by Landlord or its successors, and, in the event Tenant does so execute or deliver such financing or security agreement, such action on the part of Tenant shall be considered a breach of the terms and conditions of this Lease and a default by Tenant entitling Landlord to such remedies as are provided for in this Lease. Landlord shall have the right to assign or transfer, in whole or in part, Landlord's rights and obligations hereunder (including rights to the Security Deposit) and in the Project and the Premises. Notwithstanding anything to the contrary in this Paragraph or elsewhere in this Lease, Landlord acknowledges that Tenant may enter into an agreement with customers or invitees of Tenant (each, together with any successors, a "Customer") relating to the marketing and sales training, mentoring and outsourcing program performed by Tenant at the Premises. In connection with any such services, Tenant may make the Premises available for use and occupancy by any Customer pursuant to an occupancy agreement between Tenant and such Customer in substantially the same form as provided in Exhibit F, attached hereto (the "Occupancy Agreement"). Landlord consents to such arrangement, and agrees that, notwithstanding any other provision of this Lease to the contrary, any such Customer shall be permitted to use and occupy the Premises in accordance with, and subject to the applicable terms and conditions of this Lease, provided that (i) Tenant shall provide Landlord a copy of the proposed Occupancy Agreement prior to execution of the Occupancy Agreement for Landlord review and approval, (ii) no Occupancy Agreement shall include the use of more than one (1) desk and/or one (1) office by a Customer, and (iii) Tenant shall include such Customer as an additional insured with respect to Commercial General Liability and Automobile Liability, including any Umbrella or Excess policies, as required in Paragraph 16 below. Tenant agrees that notwithstanding any such use and occupancy by a Customer, Tenant shall remain fully liable for the payment of the Rent due under this Lease and the performance of all covenants, terms and conditions contained in this Lease to be performed by Tenant. Tenant shall further indemnify and hold harmless Landlord from and against any and all claims and damages arising out of the use of the Premises by any such Customer. Landlord agrees that no payment under any such Occupancy Agreement shall constitute rent or other consideration under this Lease and Landlord waives any claims or interests in such payments under any Occupancy Agreement so long as Tenant is not in default of the Lease.

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11.         ORDINANCES AND STATUTES: At Tenant's sole cost, Tenant will comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Tenant, including, but not limited to, the Americans With Disabilities Act. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the Premises shall, at the option of the Landlord, be deemed a breach thereof.

12.        MAINTENANCE, REPAIRS, ALTERATIONS:

12.1.        Tenant's Obligations: Tenant's Obligations: Tenant shall keep and maintain the Premises (including all non-structural, exterior, interior systems and equipment) in good order, condition and repair including, without limitation, the service and repair to the heating, ventilating and air-conditioning system (the "HVAC System") and sprinkler system during the Term. Furthermore, Tenant shall be responsible for trash and waste removal from the Premises. All repairs and replacements shall be performed in a good and workmanlike manner and in accordance with the terms of this Lease. Except as set forth above, all of Tenant's obligations to maintain and repair the Premises shall be accomplished at Tenant's sole expense. Tenant shall also be responsible for any inspection fees with respect to the sprinkler system serving the Premises and shall also be required to repair any damage the sprinkler system that is caused by Tenant, its agents, employees, contractors or invitees. Landlord shall be responsible for the prompt snow removal of the parking areas and sidewalks, and to keep and maintain the parking areas, sidewalks and landscaped areas surrounding the Premises in an attractive and clean condition free from dirt and rubbish, and Tenant shall ensure that its employees and invitees do not litter or leave rubbish in the surrounding areas. During the Term, Tenant shall procure and maintain a service contract for the inspection, service, maintenance and repair of the HVAC System and sprinkler system serving the Premises (the inspection pursuant to such contract shall be made at least quarterly); and provided Tenant has entered into such maintenance contracts, Landlord shall promptly replace any portion of the Premises or any systems or equipment thereof which cannot be fully repaired. The identity of the contractor and the contract shall be subject to Landlord's reasonable approval. Copies of reports of inspections made hereunder shall be promptly supplied to Landlord. If Tenant fails to enter into such maintenance contracts and make such repairs or replacements promptly as required herein, Landlord may, at its option, make the repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

12.2.        Landlord's Obligations. Landlord shall keep and maintain the roof, exterior walls and structural portions of the Project as well as the Common Areas in good working order and condition, provided such repairs are not occasioned by Tenant, Tenant's invitees or anyone in the employ or control of Tenant.

12.3.        Limits on Alterations: Tenant may not make any structural improvement or alteration to the Premises without the prior written consent of Landlord which may be given in Landlord's sole and absolute discretion. Tenant may not make any nonstructural improvement or alteration of the Premises costing in excess of $1,500.00 without the prior written consent of the Landlord which may be given in Landlord's sole and absolute discretion. Prior to the commencement of any repair, improvement, or alteration, Tenant shall give Landlord at least 2 days written notice in order that Landlord may post appropriate notices to avoid any liability for liens. All alterations will be made by a licensed contractor consented to by Landlord and performed in a good and workmanlike manner. All materials used shall be of a quality comparable to or better than those in the Premises and shall be in accordance with plans and specifications approved by Landlord.

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12.4.       Liens: Tenant will pay all costs of construction done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant will keep the Project free and clear of all construction, mechanic's, materialman's, laborer's and supplier's liens, resulting from construction done by or for Tenant. The interest of Landlord in the Premises and the Project shall not be subject to liens for improvements made by Tenant. Any lien filed by any contractor, materialman, laborer or supplier performing work for Tenant shall attach only to Tenant's interest in the Premises. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all costs and liabilities (including attorneys' fees and expenses) and any and all construction, mechanic's, materialman's, laborer's or supplier's liens arising out of or pertaining to any improvements or construction done by Tenant. All persons and entities contracting or otherwise dealing with Tenant relative to the Premises or the Project are hereby placed on notice of the provisions of this Paragraph, and Tenant shall further notify in writing such persons or entities of the provisions of this Paragraph prior to commencement of any Tenant work in the Premises. If any construction, mechanic's, materialman's, laborer's or supplier's lien is ever claimed, fixed or asserted against the Premises or any other portion of the Project in connection with any such Tenant work, Tenant shall, within 10 days after receipt by Tenant of notice of such lien, discharge same as a lien either by payment or by posting of any bond as permitted by law. If Tenant shall fail to discharge any such lien, whether valid or not, within 10 days after receipt of notice from Landlord, Landlord shall have the right, but not the obligation, to discharge such lien on behalf of Tenant and all costs and expenses incurred by Landlord associated with the discharge of the lien, including, without limitation, attorneys' fees, shall constitute additional rent hereunder and shall be immediately due and payable by Tenant.

12.5.        Surrender of Premises: On the last day of the term hereof or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, clear and free of debris. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. If Tenant fails to remove any of Tenant's personal property on or before the expiration or earlier termination of this Lease, or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to re-enter the Premises and remove and/or store such personal property, using such force as may be necessary without being guilty of forcible entry, detainer, trespass or other tort, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any such personal property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord at its option, may deem all or any part of such personal property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale Tenant's obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease.

13.       ENTRY AND INSPECTION: Tenant shall permit Landlord or Landlord's agents to enter upon the Premises at reasonable times and upon reasonable notice, provided that Landlord or its agents shall be accompanied by tenant's representative, for the purpose of inspecting the same, performing any services required of Landlord hereunder and showing the Premises to potential and existing mortgagees and purchasers and prospective tenants of other space in the Project. The foregoing notwithstanding, Landlord is not required to give notice to Tenant if Landlord must enter the Premises because of an emergency. Tenant will permit Landlord at any time within 180 days prior to the expiration of this Lease, to place upon the Premises any usual "To Let" or "For Lease" signs, and permit potential tenants to inspect the Premises.

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14.         INDEMNIFICATION: Subject to Paragraph 16.9 below, Tenant agrees to and shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys' fees and expenses) or death of or injury to any person or damage to any property whatsoever arising out of Tenant's negligent acts or omissions, or relating to Tenant's breach or default under this Lease, including, but not limited to, Tenant's breach of Paragraph 21 below or Tenant's use or occupancy of the Premises or caused by Tenant or its agents, employees or invitees. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Project or by any owner or occupant of adjoining or contiguous property. Tenant agrees to pay for all damage to the Project as well as all damage to tenants or occupants thereof caused by misuse or neglect of said Premises, its apparatus or appurtenances or the Common Areas, by Tenant or Tenant's employees, agents and invitees. Subject to Paragraph 16.9 below, Landlord does hereby indemnify and hold Tenant harmless against all claims for damaged persons or property if caused by the negligence or willful misconduct of Landlord, its agents or employees. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney's fees.

15.        POSSESSION: If Landlord is unable to deliver possession of the Premises at the commencement hereof, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until possession is delivered, at which time the term shall commence and the Expiration Date shall be extended so as to give effect to the full stated term.

16.        TENANT'S INSURANCE: At all times during the term of this Lease, Tenant shall, at its sole expense, procure and maintain the following types of insurance coverage:

16.1.        Commercial General Liability: Commercial General Liability insurance, including Bodily Injury and Property Damage Liability, Products and Completed Operations, Personal and Advertising Injury Liability, and Fire Damage Liability against any and all damages and liability, including attorneys' fees and expenses, on account of or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises in amounts not less than $1,000,000 per occurrence and $2,000,000 annual aggregate;

16.2.        Personal Property: Insurance on an All Risks basis covering 100% of the Replacement Cost value of property at the Premises including, without limitation, leasehold improvements, trade fixtures, merchandise, furnishings, equipment, goods and inventory;

16.3.        Boiler & Machinery: Where applicable, insurance covering central heating, air conditioning and ventilating systems, refrigeration equipment, machinery and electrical equipment, boilers, and other high pressure piping and machinery, and other similar apparatus installed in the Premises, including Business Income loss;

16.4.        Business Income: a) Business Interruption insurance for a period of not less than 12 months from the date of fire or casualty; b) Loss of Rents insurance to cover rental loss of Landlord for a period of not less than 12 months from the date of fire or casualty, naming Landlord as Loss Payee;

16.5.        Employer's Liability/Workers' Compensation: Employer's Liability insurance with limits not less than $500,000, and Workers' Compensation insurance providing statutory state benefits for all persons employed by Tenant in connection with the Premises as required by applicable law;

16.6.        Sprinkler Leakage: Insurance covering damage from leakage of sprinkler systems now or hereafter installed in the Premises in an amount not less than the current replacement cost covering Tenant's merchandise, Tenant's improvements and Tenant's trade fixtures; and

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 16.7.       Other Insurance: Such other insurance and in such amounts as may be required by Landlord against other insurable hazards as at the time are commonly insured against by prudent owners of comparable projects in the area in which the Project is located.

16.8.        Form of Insurance/Companies: All insurance provided for in Section 16 hereof shall be in a form satisfactory to Landlord and carried with insurance companies reasonably acceptable to Landlord that are licensed or authorized to do business in the State in which the Project is located, are in good standing with the Department of Insurance in the State in which the Project is located and have a current rating issued by A.M. Best Company of not less than A-:VII, and/or whose claim paying ability is rated no lower than A by Standard & Poor's Ratings Service and A2 by Moody's Investors Service. Insurance coverage shall be written as primary policy coverage and not contributing with or excess of any coverage which Landlord may carry, and CWCapital Asset Management LLC, Landlord, and Landlord's managing agent shall be named as Additional Insureds with respect to Commercial General Liability and Automobile Liability, including any Umbrella or Excess policies. Tenant shall furnish Landlord at the inception of this Lease (i) a Certificate of Insurance evidencing that all such insurance is in effect and that Landlord will be given at least 30 days prior written notice of cancellation or non-renewal, and (ii) proof that premiums have been paid by Tenant. Not later than 15 days prior to the expiration of any insurance policy, evidence of renewals or replacements of such policy shall be delivered to Landlord, together with proof of payment of the associated premiums. In the event Tenant shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of insurance that is expiring or has been canceled, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant and the cost thereof shall be payable to Landlord as additional rent within 10 days following written demand therefor.

16.9.        Subrogation: Landlord and Tenant shall each obtain from their respective insurers under all policies of property insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

17.        UTILITIES:

17.1.        Tenant's Responsibility: Tenant agrees that it shall be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the Premises. If any such services are not separately metered to the Premises, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly metered with other premises.

17.2.        Landlord's Responsibility: Landlord shall not be liable for failure to furnish any of the utilities described in Paragraph 17 and Tenant shall have no right to abatement of rental hereunder or to termination of this Lease with respect to any such interruption nor shall such failure constitute an eviction, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring through or in connection with or incidental to the furnishing of any of the services enumerated above.

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18.        CONDEMNATION: If 25% of the land area of the Project shall be taken or condemned for public use, Landlord may elect to terminate this Lease effective on the date of taking; otherwise this Lease will remain in full force and effect. If there is a taking of all of the Premises or a part thereof so that the remaining part of the Premises is not suited for Tenant's continued use, either party may elect to terminate this Lease effective on the date of taking. If there is a taking of a portion of the Premises and a part remains which is suitable for Tenant's use, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Tenant shall be required to pay such proportion of the rent for the remaining term as the value of the Premises remaining bears to the total value of the Premises at the date of condemnation. The election to terminate this Lease as provided herein must be exercised, if at all, within 60 days after the nature and extent of the taking is determined, otherwise, this Lease will remain in full force and effect. All sums which may be payable on account of any condemnation shall belong solely to the Landlord, and Tenant shall not be entitled to any part thereof, provided however, that Tenant shall be entitled to retain any amount awarded to it for its trade fixtures or moving expenses.

19.        TRADE FIXTURES: Any and all improvements made to the Premises during the term hereof shall, unless Landlord requests their removal, belong to the Landlord without compensation, allowance or credit to Tenant, except movable trade fixtures of the Tenant which can be removed without defacing the Premises or the Project.

20.        DESTRUCTION OF PREMISES:

20.1.        Partial Destruction: In the event of a partial destruction of the Premises during the term hereof, from any cause covered by insurance, Landlord must repair the same to the extent insurance proceeds are received by Landlord for such repairs, and within 180 days from receipt of such proceeds under then existing governmental laws and regulations. Such partial destruction shall not terminate this Lease and Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the Premises. If such repairs cannot be made within said 180 day period, Landlord, at its option, may make the repairs within a reasonable time. If Landlord elects to make said repairs, this Lease will continue in effect and the rent will be proportionately abated as stated above. If the repairs cannot be made within 180 days from receipt of insurance proceeds by Landlord, and Landlord elects not to make said repairs, this Lease may be terminated at the option of either party.

20.2.        Material/Total Destruction: If the building in which the Premises are situated or the Project sustains damage of more than 1/3 of the replacement cost thereof, Landlord may elect to terminate this Lease whether the Premises are injured or not. A total destruction of the building in which the Premises are situated or the Project shall terminate this Lease.

21.        HAZARDOUS SUBSTANCES:

21.1.        Definitions: For the purposes of this Agreement, the following terms have the following meanings:

(a)	"Environmental Law" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980), RCRA (Resources Conservation and Recovery Act of 1976) and SARA (Superfund Amendments and Reauthorization Act of 1986).

(b)

"Hazardous Substance" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

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21.2.        Tenant's Responsibilities: At its own expense, Tenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Tenant will not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord. Tenant will cause any and all Hazardous Substances brought upon the Premises by Tenant to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the term of the Lease, Tenant will cause all Hazardous Substances placed on, under or about the Premises by Tenant or at Tenant's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws. Tenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto.

21.3.        Indemnification: If the Premises or the Project become contaminated in any manner for which Tenant is legally liable or otherwise become affected by any release or discharge of a Hazardous Substance, Tenant shall immediately notify Landlord of the release or discharge of the Hazardous Substance, and Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Project or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees and expenses, consultant fees and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision.

22.        EVENTS OF DEFAULT: If one or more of the following events ("Event of Default") occurs, such occurrence constitutes a breach of this Lease by Tenant:

22.1.        AbandonmentNacation: Tenant abandons or vacates the Premises or removes furniture, fixtures or personal property, except in the normal course of business; or

22.2.        Rent: Tenant fails to pay any monthly Base Rent or Operating Expenses Rent, if applicable, as and when the same becomes due and payable, and such failure continues for more than 10 days; or

22.3.       Other Sums: Tenant fails to pay any other sum or charge payable by Tenant hereunder as and when the same becomes due and payable, and such failure continues for more than 30 days after Landlord gives written notice thereof to Tenant; or

22.4.        Other Provisions: Tenant fails to perform or observe any other agreement, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when performance or observance is due, and such failure continues for more than 30 days after Landlord gives written notice thereof to Tenant, or if the default cannot be cured within said 30 day period and Tenant fails promptly to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

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22.5.        Insolvency: Tenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes action for the purpose of any of the foregoing; or

22.6.        Receiver: A court or governmental authority of competent jurisdiction, without consent by Tenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within 60 days; or

22.7.        Attachments: This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within 60 days; or

22.8.        Assignment/Sublease: Tenant assigns this Lease or subleases all or any portion of the Premises without Landlord's prior written consent.

23.        REMEDIES OF LANDLORD ON DEFAULT:

23.1.        Termination: In the event of any breach of this Lease by Tenant, Landlord may, at its option, terminate the Lease and repossess the Premises pursuant to the laws of the State in which the Project is located and recover from Tenant as damages:

(a)	the unpaid rent and other amounts due at the time of termination plus interest thereon at the maximum lawful rate per annum from the due date until paid;
(b)	the present value of the balance of the rent for the remainder of the term after termination less the present value of the fair market value rental of the Premises for said period (both determined by applying a discount rate of l'12% below the Wall Street Journal Prime Rate); and
(c)	any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of recovering the Premises.

23.2.        Landlord's Options: Landlord may, in the alternative, (i) continue this Lease in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease; or (ii) terminate Tenant's right of possession (but not this Lease) and repossess the Premises pursuant to the laws of the State in which the Project is located, without demand or notice of any kind to Tenant, in which event Landlord may, but shall be under no obligation to do so (except to the extent required by the laws of the State in which the Project is located), relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For purpose of such reletting Landlord is authorized by Tenant to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient, at Tenant's expense. Tenant shall also be responsible for rent for the period that the Premises are vacant and all costs of re-letting, including, without limitation, brokerage commissions and attorneys' fees. Tenant shall be liable for any deficiency of such rental below the total rental and all other payments herein provided for the unexpired balance of the term of this Lease. If said breach of the Lease continues, Landlord may, at any time thereafter, elect to terminate the Lease; or (iii) exercise any and all other rights and remedies available to Landlord at law or in equity.

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24.        SECURITY DEPOSIT: The Security Deposit set forth in Paragraph 1, if any, shall secure the performance of the Tenant's obligations hereunder. Landlord may, but shall not be obligated to, apply all or portions of the Security Deposit on account of Tenant's obligations hereunder. In the event that Landlord applies all or a portion of the Security Deposit to Tenant's obligations hereunder, Tenant shall be obligated, within 10 days of receipt of notice from Landlord, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated in Paragraph 1.9 above. Failure to deposit such cash shall be a default under the terms of this Lease. Provided Tenant is not in default, any balance remaining upon termination shall be returned to Tenant. Tenant shall not have the right to apply the Security Deposit in payment of the last month's rent. No interest shall be paid by Landlord on the Security Deposit. In the event of a sale of the Project, Landlord shall have the right to transfer the Security Deposit to the purchaser, upon such transfer Landlord shall have no further liability with respect thereto, and Tenant agrees to look solely to such purchaser for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Landlord.

25.        LIEN FOR RENT: In addition to and independent of any lien in favor of Landlord arising by operation of law, Tenant hereby grants to Landlord a security interest to secure payment of all Base Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furnishings, inventory, improvements and other personal property of Tenant presently or which hereafter may be situated in or on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until any and all other sums of money then due to Landlord hereunder, first shall have been paid and discharged, and all covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. At any time and from time to time, Tenant agrees to execute any UCC-1 Financing Statement or such other documents or instruments as Landlord may request to perfect or confirm the security interest created by this Paragraph. Upon any failure by Tenant to do so, Landlord may execute same for and on behalf of Tenant as Tenant's attorney-in-fact. All exemption laws are hereby waived by Tenant. This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice, and Landlord shall have the right to become purchaser upon being the highest bidder at such sale. Landlord, as secured party, shall be entitled to all the rights and remedies afforded a secured party under the Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the Landlord's liens and rights provided by law or by the terms and provisions of this Lease.

26.        TRANSFER OF LANDLORD'S INTEREST: In the event Landlord transfers its interest in the Premises or Project (other than a transfer for security purposes), Landlord shall be automatically relieved of any obligation hereunder accruing after the date of such transfer, including liability for any portion of the Security Deposit included in such transfer.

27.        LIMITATION ON LANDLORD'S PERSONAL LIABILITY: Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgment from Landlord, it being agreed that Landlord (and any officers, shareholders, directors or employees of Landlord) shall never be personally liable for any such judgment.

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28.        ATTORNEYS' FEES: In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease or the collection of any rent due or to become due hereunder or recovery of the possession of the Premises in the hands of an attorney, Tenant agrees to pay Landlord reasonable attorneys' fees and costs. If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including 'reasonable attorneys' fees (including allocated costs of Landlord's in-house attorney), incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees will be determined by the court handling the proceeding and will be included in and as a part of such judgment.

29.        WAIVER: No failure of Landlord to enforce any term hereof shall be deemed to be a waiver.

30.        SEVERABILITY: If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there shall be added as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

31.        NOTICES: All notices or other communications required or permitted hereunder must be in writing, and be (i) personally delivered (including by means of professional messenger service), (ii) sent by overnight courier, with request for next Business Day delivery, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth in Paragraph 1. All notices sent by mail will be deemed received 1 day after the date of mailing.

32.        HOLDING OVER: Any holding over after the expiration or termination of this Lease shall be construed as a month-to-month tenancy at a rental based on the following percentage of the rent for the month of the Lease preceding the month in which the expiration or termination occurred, and otherwise in accordance with the terms hereof, as applicable: (i) for the first (r) month following the Expiration Date, 125%, (ii) for the second (2n) month following the Expiration Date, 150% (iii) for the third (3rd) month following the Expiration Date, 175%, and (iv) for the fourth (0) month following the Expiration Date and thereafter, 200%. In the event Tenant shall be or become a holdover tenant, Tenant shall also indemnify Landlord against all claims for damages against Landlord as a result of Tenant's possession of the Premises, including, without limitation, claims for damages by any tenant to whom Landlord may have leased the Premises, or any portion thereof, for a term commencing after the expiration or termination of this Lease.

33.        TIME: Time is of the essence of this Lease.

34.        HEIRS, ASSIGNS, SUCCESSORS: This Lease is binding upon and inures to the benefit of the assigns and successors in interest of Landlord and is binding upon and inures to the benefit of Tenant and Tenant's heirs and successors and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

35.        SUBORDINATION: This Lease is and shall always be subject and subordinate to the lien of any mortgages which are now or shall at any future time be placed upon the Project, the Premises or Landlord's rights hereunder, and to any renewals, extensions, modifications or consolidations of any such mortgage. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant, at Landlord's request, shall execute promptly any appropriate certificate or instrument that Landlord may reasonably request.

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36.        ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS:

36.1.	Content: Tenant shall at any time upon not less than 10 days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing:

(a)	certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and

(b)	acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer to the Premises.

36.2.	Failure to Deliver: At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant:

(a)	that this Lease is in full force and effect, without modification, except as may be represented by Landlord;

(b)	that there are no uncured defaults in Landlord's performance; and

(c)	that not more than one month's rent has been paid in advance or such failure may be considered by Landlord as a default by Tenant under this Lease.

36.3.	Financial Statements: Within 60 days after the end of each calendar year during the term of this Lease and after the end of the term of this Lease and if at any time Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant hereby agrees to deliver to Landlord and any lender or purchaser designated by Landlord, such financial statements of Tenant, including, without limitation, income statement and balance sheet, as may be reasonably required by such lender, purchaser or Landlord. Such statements shall include the past 3 years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

37.	AUTHORIZATION: If Tenant executes this Lease as a corporation or partnership, then Tenant and the person(s) executing this Lease on behalf of Tenant, represent and warrant that such entity is duly qualified to do business in the State in which the Project is located and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on Tenant's behalf.

38.	JOINT AND SEVERAL LIABILITY: In the event that more than one person or entity executes the Lease as Tenant, all such persons and entities shall be jointly and severally liable for all of Tenant's obligations hereunder.

39.	FORCE MAJEURE: Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause or causes beyond Landlord's absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums or controls, fire or other casualty, inability to obtain any material, services or financing or Acts of God.

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40.	RECORDING: Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord, which may be unreasonably withheld.

41.	CONFIDENTIALITY: Tenant acknowledges and agrees that the terms of this Lease shall be confidential and no information concerning this Lease or any of the discussions or negotiations preceding this Lease may be disclosed to anyone outside of Tenant's firm except such confidential advisors (such as attorneys, accountants and insurance consultants) who need to know for purposes of providing services to Tenant or to the extent required by applicable law. Tenant acknowledges and agrees to direct all of its directors, officers, employees, outside attorneys and any other agents or representatives (collectively, "Representatives") to keep the terms of this Lease in the strictest confidence. Any disclosure by a Representative shall be deemed made by, and be the responsibility of, Tenant. Landlord shall be entitled to equitable relief, including injunction, in the event of any breach of this Section, in addition to all other remedies available at law or in equity.
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42.	ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

43.	GOVERNING LAW: This Lease shall be construed in accordance with the laws of the State in which the Project is located.

44.	WAIVER OF THE RIGHT TO TRIAL BY JURY: LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY HEREINAFTER INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE LEASED PREMISES.

45.	ANTI-TERRORISM REPRESENTATIONS:

45.1.	Tenant is not, and shall not during the Term of this Lease become, a person or entity with whom Landlord is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. r. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act") and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, "Anti-Terrorism Laws"), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, "Prohibited Persons").

45.2.	To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Project. Tenant will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Project.

45.3.	Tenant's breach of any representation or covenant set forth in this Paragraph 45 shall constitute a breach of this Lease on behalf of Tenant, entitling Landlord to any and all remedies hereunder, or at law or in equity.

[Signature Pages Follow]

20

 IN WITNESS WHEREOF; Tenant has executed and sealed this Agreement on the date set forth below.

TENANT:
Westmark Marketing, LLC,
a New Jersey limited liability company

By:	/s/ Eli Nojovitz
Name:	Eli Nojovitz
Title:	Manager
Date:	7/3/14

IN WITNESS WHEREOF. Landlord has executed and sealed this Agreement on the date set forth below.

LANDLORD:

1915 Swarthmore Avenue holdings,
a Maryland limited liability company

By:	U.S. Bank National Association, successor to Wells Fargo Bank, NA., as Trustee for the Registered Holders of CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4 the "Trust"), its Sole Member/Manager

By:	CWCapital Asset Management LLC, a Delaware limited liability company, solely in its capacity as Special Servicer to the Trust

By:	Mark Knobloch
Name:	MARK KNOBLOCH
Title:	Vice President
Date:	7/10/14

2

 EXHIBIT A

 LEGAL DESCRIPTION

BEING known and designated as Lot 15 in Block 1609 on a map entitled: "Lakewood Industrial Campus, Cedar-Bridge-New Hampshire Expansion Program, Lakewood Township, Ocean County, New Jersey, Final Subdivision Map, Section-Three" duly filed in the Ocean County Clerk's Office on April 29, 1986 as Map No. G-1667.

BEGINNING at a point in the northerly line of Swarthmore Avenue said point being distant the following courses and distances from the southeast intersection of Swarthmore Avenue and Lehigh Avenue, if both extended; thence

A.  Running along the southerly line of Swarthmore Avenue, North 87 degrees 00 minutes 00 seconds East 140.01 feet to a point; thence

B.  North 03 degrees 00 minutes 00 seconds West 60.00 feet to a point in the northerly line of Swarthmore Avenue; thence

C.  Running along the northerly line of Swarthmore Avenue in a southeasterly direction and along a curve bearing to the right having a radius of 630.00 feet a distance of 336.65 feet to a point; thence

D.  South 62 degrees 23 minutes 00 seconds East along same 193.98 to a point; thence

E. Still running along the northerly line of Swarthmore Avenue in a northeasterly direction and along a curve bearing to the left having a radius of 1170.00 feet a distance of 769.17 feet to a point; thence F. North 79 degrees 57 minutes 00 seconds East along same, 299.16 feet to beginning point and running; thence

1. North 08 degrees 52 minutes 44 seconds East, 469.01 feet to a point; thence

2. North 79 degrees 37 minutes 00 seconds East, 273.61 feet to a point; thence

3. South 04 degrees 26 minutes 59 seconds West, 479.28 feet to a point in the northerly line of Swarthmore Avenue

4. Running along the northerly line of Swarthmore Avenue in a southeasterly direction and along a curve bearing to the left having a radius of 1030.00 feet a distance of 196.96 feet to a point; thence

5. South 79 degrees 57 minutes 00 seconds West still along same 110.00 feet to the point and place of BEGINNING.

The above description being drawn in accordance with a survey prepared by Gravatt Consulting Group dated 03/2006.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 15, Block(s) 1609; Tax Map of the Township of Lakewood, County of Ocean, State of New Jersey

Exhibit A

EXHIBIT B

PREMISES PLAN

[See Attached]

Exhibit B

EXHIBIT C

 ACKNOWLEDGMENT, ACCEPTANCE AND AMENDMENT

Tenant hereby acknowledges that the Premises demised pursuant to the Lease to which this Exhibit is attached (the "Lease"), and all tenant finish items to be completed by the Landlord, or Landlord's contractors, have been satisfactorily completed in every respect, and Tenant hereby accepts said Premises as substantially complete and ready for the uses intended as set forth in the Lease. Possession of the Premises is hereby delivered to Tenant, and any damages to walls. ceilings, floors or existing work shall be the sole responsibility of Tenant.

Tenant and Landlord hereby Further acknowledge and agree as follows:

1.            The Lease Commencement Date (as defined in the Lease) is _________________ and the  Lease Expiration Date (as defined in the Lease) is _________________.

2.            Keys to the Premises have been delivered to Tenant or Tenant's representative.

3.            This Acknowledgment, Acceptance and Amendment, when executed by Landlord and Tenant, shall be attached to and shall become a part of the Lease. If any provision contained herein conflicts with any provision of the Lease, the provisions hereof shall supersede and control, and the Lease shall be deemed modified and amended to confomt with the provisions hereof.

Exhibit C

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, this ______ day or ____________, 20__,

TENANT:	LANDLORD:

Westmark Marketing, LLC,	1915 Swarthmore Avenue holdings,
a New Jersey limited liability company	a Maryland limited liability company

By:		U.S. Bank National Association,
Name:		successor to Wells Fargo Bank, NA.,
Title:		as Trustee for the Registered Holders
of CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4 the "Trust"), its Sole Member/Manager

	By:	CWCapital Asset Management LLC, a Delaware limited liability company, solely in its capacity as Special Servicer to the Trust

	By:	Mark Knobloch
	Name:	MARK KNOBLOCH
	Title:	Vice President
	Date:	7/10/14

Exhibit C

EXHIBIT D

 IMPROVEMENTS

I. Perform maintenance and repairs to deliver the systems servicing the Premises in good working order and condition.

Exhibit D

 EXHIBIT E

 RULES AND REGULATIONS

I.	In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the express, applicable provisions of the Lease shall control. Landlord reserves the right, without the approval of Tenant, to rescind, add to and amend any rules or regulations, to add new reasonable rules or regulations and to waive any rules or regulations with respect to any tenant or tenants. Tenant shall provide a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

2.	The sidewalks, walks, plaza entries, corridors, ramps, staircases and elevators of the Project shall not be obstructed, and shall not be used by Tenant, or the employees, agents, servants, visitors or invitees of Tenant, for any purpose other than ingress and egress to and from the Premises. No skateboards, roller skates, roller blades or similar items shall be used in or about the Project.

3.	Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Project, except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed without such consent may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on doors and windows shall conform to the building standard prescribed by Landlord.

4.	Tenant shall not place, or cause or allow to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment about or on the exterior of the Premises, Building or Project. Any such equipment so placed may be removed by Landlord without notice to and at the expense of Tenant.

5.	Canvassing, soliciting or peddling in the Building and/or Project is prohibited and Tenant shall cooperate reasonably to prevent same.

6	No additional locks or bolts of any kind shall be placed on any door in the Premises and no lock on any door therein shall be changed or altered in any respect. Tenant shall not make duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

7.	Tenant shall give immediate notice to Landlord in case of known theft, unauthorized solicitation or accident in the Premises or in the Project, or of known defects therein or in any fixtures or equipment, or of any known emergency in the Project.

8.	Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord's prior written permission.

9.	No animals or birds shall be brought or kept in or about the Project, with the exception of guide dogs accompanying visually handicapped persons.

10.	No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Premises may be installed by Tenant without Landlord's prior written consent.

11.	Tenant shall not place, install or operate within the Premises or any other part of the Project any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

12.	No portion of the Premises or any other part of the Project shall at any time be used or occupied as sleeping or lodging quarters.

13.	Tenant shall at all times keep the Premises neat and orderly.

14.	The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant who (or whose employees or invitees) shall have caused such damage.

Exhibit E

15.	All tenant modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire ebdes. Tenant shall obtain written approval from the management office prior to commencement of any such modifications and shall deliver as built plans to the management office upon completion.

17.	Tenant agrees to place all indoor potted plants requiring water within a container capable of collecting any water overflow, such containers to be approved and/or supplied by Landlord, at Tenant's sole expense. Tenant agrees to use caution so that indoor plants do not damage or soil the Premises.

19.	Tenant shall not park (and shall insure that Tenant's employees, agents, and invitees do not park) in any reserved parking space other than those reserved parking spaces, if any, specifically assigned to Tenant. Any vehicle improperly parked, or parked in any unauthorized parking area in the Project, shall be towed at the vehicle owner's expense and without further or additional notice.

18.	Persons using the Parking Areas do so at their own risk. Landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for any personal injury incurred by users of the Parking Areas, their agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof, as a result of the operation or parking of vehicles in the Parking Areas.

Exhibit E

 EXHIBIT F

FORM OF OCCUPANCY AGREEMENT

OCCUPANCY AGREEMENT

THIS OCCUPANCY AGREEMENT (this "Agreement") is made by and between Westmark Marketing, LLC, a _____________________________ limited liability company, having an address at __________________ ("Westmark") and ______________________________, having an address at _____________________ (the "Client"), effective as of the date last signed (the "Effective Date").

WITNESSETH:

WHEREAS, pursuant to that certain Industrial Lease dated ___________, (the "Lease"), by and between Westmark and 1915 Swarthmore Avenue Holdings, LLC, a Maryland limited liability company ("Landlord"), Westmark has a leasehold interest in Unit 6 ("the Premises") of the building located at 1915 Swarthmore Avenue, Lakewood New Jersey (the "Building"), which is part of the real property more specifically described in Exhibit A, attached hereto and incorporation herein (the "Property"); and

WHEREAS, Westmark hereby grants to the Client the right to occupy and use a portion of the Premises, as shown in Exhibit B attached hereto and incorporated herein (the "Office Space"), as further described below.

NOW THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.             Incorporation of Recitals. The foregoing recitals are specifically incorporated in this Agreement by this reference.

2.             Definitions.          Capitalized terms in this Agreement that are not defined in this Agreement shall have the same meaning as in the Lease.

3.             General Provisions.

                a.                    Nature of this Agreement. This Agreement is the commercial equivalent of an agreement for accommodation(s) in a hotel. The whole Premises remains in the possession and control of Westmark. THE CLIENT ACCEPTS THAT THIS AGREEMENT CREATES NO TENANCY INTEREST, LEASEHOLD ESTATE OR OTHER REAL PROPERTY INTEREST IN THE CLIENT'S FAVOR WITH RESPECT TO THE ACCOMMODATION(S). Westmark is providing the Client the right to share with Westmark the use of the Premises on the terms and conditions provided herein so that Westmark can provide the services to the Client. This Agreement is personal to the Client and cannot be transferred to anyone else. The Client hereby irrevocably waives any right to assert that the Client is a tenant or lessee of the Building.

  b.                   Compliance with Rules and Regulations. The Client must comply with any rules and regulations which Westmark imposes generally on users of the Premises, which will be provided upon request, as well as any and all rules and regulations applicable to the Building which are imposed by Landlord.

Exhibit E

  c.                Term. The term of this Agreement shall commence of the Effective Date and shall continue on a month to month basis, until terminated by the Client or Westmark pursuant to the terms of this Agreement, provided that in no event terminate on a day other than the last day of the month in which it would otherwise expire.

  d.                Termination. Either Westmark or the Client can terminate this Agreement by giving thirty (30) days prior written notice to the other party. To the maximum extent permitted by applicable law, Westmark may terminate this Agreement immediately by giving the Client notice and without need to follow any additional procedure if: (a) the Client becomes insolvent, bankrupt, goes into liquidation or becomes unable to pay its debts as they fall due, or (b) the Client is in breach of one of its obligations, or any of the obligations under the Lease, which breach cannot be cured or of which Westmark has given the Client notice to cure and which the Client has failed to cure within fourteen (14) days of such notice, or (c) the Client's conduct, or that of someone at the Premises with the Client's permission or invitation, is incompatible with ordinary office use. If Westmark terminates this Agreement for any of these reasons provided hereinabove, the Client shall remain liable for any outstanding obligations, including additional services used and the monthly office fee for the remainder of the period for which this Agreement would have lasted if Westmark had not terminated the Agreement.

  e.                Unavailability of Premises. In the event Westmark is permanently unable to provide services and accommodation(s) at the Premises, or if Westmark's right to possession of the Premises is terminated, then this Agreement will terminate and the Client be obligated to pay monthly office fees up to the date of such termination and for the additional services the Client has used. Westmark will have no obligation or responsibility to locate suitable alternative accommodation(s) for the Client, or any other obligation to Client resulting from this Agreement.

  f.                Surrender of Office Space. Upon expiration or the earlier termination of this Agreement, the Client shall vacate the Office Space immediately, leaving the Office Space in the same condition as the Effective Date of this Agreement. Westmark reserves the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If the Client leaves any property in the Office Space or the Premises, Westmark may dispose of such property at the Client's cost in any manner Westmark chooses without owing the Client any responsibility for the property or any proceeds of sale. In the event Westmark receives the Client's mail, faxes, telephone calls and visitors following the expiration or earlier termination the Agreement, Westmark may charge a business continuity service fee in order to professionally manage the redirection of the Client's calls, mail, faxes and visitors. If the Client continues to use the Office Space following the expiration or earlier termination of this Agreement, the Client is responsible for any loss, claim or liability Westmark incurs as a result of the Client's holding over.

  g.                Notices. All formal notices must be in writing to the address first written above.

  h.                Confidentiality. The terms of this Agreement are confidential. Neither Westmark nor the Client may disclose this Agreement or the terms herein without the other party's consent unless required to do so by law or an official authority. This obligation shall survive expiration or termination of this Agreement.

  i.                Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New Jersey. Westmark and the Client both accept the exclusive jurisdiction of the courts of such jurisdiction. If any provision of these terms and conditions is held void or unenforceable under the applicable law, the other provisions shall remain in force.

  j.                Attorney's Fees. The Client must pay any reasonable and proper costs including legal fees that Westmark incurs in enforcing this agreement.

Exhibit E

  k.                Assignability. The Client may not directly or indirectly assign or transfer any of Customer's rights, obligations and interests under this Agreement, to any person or entity without the prior written consent or approval of Westmark, which consent or approval must be requested in writing and which consent may be given in Westmark's sole and absolute discretion.

4.            Fees.

  a.                Monthly Fee. The Client shall pay to Westmark a monthly fee in the amount of

______________ and /100 U.S. Dollars ($____________________ ) on the first day of each month during the term of this Agreement at the following address:_____________________________.

  b.              Taxes and Duty Charge. The Client agrees to pay promptly (i) all sales, use, excise, consumption and any other taxes and license fees required by any applicable governmental authority (and, at Westmark' request, the Client will provide to Westmark evidence of such payment) and (ii) any taxes paid by Westmark to any governmental authority that are attributable to the Office Space, including, without limitation, any gross receipts, rent and occupancy taxes, tangible personal property taxes, stamp tax or other documentary taxes and fees.

c.              Deposit. The Client will be required to pay a deposit equivalent to one (1) month's fees upon execution of this Agreement unless a greater amount is agreed to by the parties in this Agreement. The deposit will be held by Westmark without generating interest as security for performance of all the Client's obligations under this Agreement. The deposit or any balance after deducting outstanding fees, any office restoration costs and other costs due to Westmark, will be returned to the Client. Westmark may require the Client to pay an increased deposit to be held if the Client frequently fails to pay the monthly fee on the due date.

d.              Late Payment. If the Client does not pay the monthly fees when due, a late charge will be assessed on all past due balances. If the Client disputes any part of an invoice, the Client must nonetheless pay the amount in dispute by the due date or be subject to late charges. Westmark reserves the right to withhold services (including, for the avoidance of doubt, denying the Client access to the Office Space) while there are any outstanding fees and/or interest or the Client is in breach of this Agreement.

e.              Insufficient Funds. The Client will pay a fee for any returned check or any other declined payments due to insufficient funds.

f.               Standard Services. The monthly fee and any recurring services requested by the Client are payable in advance. Unless otherwise agreed in writing, these recurring services will be provided by Westmark at the specified rates for the duration of this Agreement (including any renewal). Where a daily rate applies, the charge for any such month will be thirty (30) times the daily fee. For a period of less than a month, the fee will be applied on a daily basis.

5.             Services; Access.

a.               Furnishings. Westmark will provide the use of the Office Space, including furniture, in the Premises. The furniture initially allocated for the Client's use will include the following: ___________________________________. The Client will have a non-exclusive right to use the room or cubicle allocated in the Office Space. Westmark will have the right to allocate substitute furniture for use by the Client upon prior notice, provided that such furniture is comparable to the existing furniture.

Exhibit E

b.              Office Services. Westmark is to provide during normal opening hours the services, if requested, described in the relevant service description (which is available on request). If Westmark decides that a request for any particular service is excessive, it reserves the right to charge an additional fee.

c.              Internet/Network. WESTMARK DOES NOT MAKE ANY REPRESENTATIONS AS TO THE SECURITY OF WESTMARK' NETWORK (OR THE INTERNET) OR OF ANY INFORMATION THAT THE CLIENT PLACES ON WESTMARK'S NETWORK. The Client should adopt security measures (such as encryption) appropriate for the use of the Office Space. Westmark does not guarantee a particular degree of availability in connection with the Client's use of Westmark' network (or the internet). Westmark shall not be liable for any damages directly or indirectly resulting from the interruption and unavailability of Westmark's network (or the Internet), nor shall any such interruption or unavailability entitle Tenant to any abatement of fees or any right to terminate this Agreement.

d.              Access. Westmark shall have the right to enter the Office Space at any time. However, unless there is an emergency or the Client has given notice to terminate, Westmark will attempt to notify the Client verbally or electronically in advance prior to Westmark's access to the Office Space for testing, repair or work other than routine inspection, cleaning and maintenance. Westmark will also use reasonable efforts to comply with reasonable security procedures to protect the confidentiality of the Client's business. Furthermore, Landlord shall have access to the Office Space in accordance with the terms of the Lease.

e.               Delivery of Office Space. If for any reason Westmark cannot provide access to the Office Space as of the Effective Date, Westmark shall have no liability to the Client for any loss or damages, provided that the Client may terminate this Agreement without penalty and the Client shall not be responsible for any fees for the Office Space until the Office Space becomes available. Westmark may delay the start date of this Agreement provided that Westmark provides to the Client with alternative space of equivalent size to the Office Space.

6.             Condition; Insurance.

a.               Alterations. The Client may not alter any part of the Office Space and must take good care of all parts of the Office Space, its equipment, fixtures, fittings and furnishings which the Client uses. The Client is liable for any damage caused by it or those in the Office Space with the Client's permission or at the Client's invitation, whether express or implied, including but not limited to all employees, contractors, agents or other persons present in the Office Space, Premises or Building.

b.               Equipment. The Client may not install any cabling, IT or telecom connections without Westmark's consent, which consent may be given in Westmark's sole and absolute discretion. As a condition to Westmark's consent, the Client must permit Westmark to oversee any installations (for example IT or electrical systems) and to verify that such installations do not interfere with the use of the Office Space, the Premises or the Building by other clients, Westmark, Landlord or other occupants or tenants of the Building.

c.               Insurance. Westmark shall add the Client as an additional insured=with respect to Commercial General Liability and Automobile Liability, including any Umbrella or Excess policies, as required pursuant to the Lease The Client shall procure insurance for property within the Office Space and for the Client's liability to its employees and to third parties.

Exhibit E

7.            Use.

a.               Permitted Use. The Client may use the Office Space for office purposes and for no other purpose. Office use of a "retail" or "medical" nature, involving frequent visits by members of the public, is not permitted. Furthermore, The Client may not engage in a business operation that competes with Westmark's business of providing serviced office accommodation(s).

b.               The Client's Name and Address. The Client may engage in business operations in its name or another name approved in advance by Westmark. The Client may use the Premises address as its business address. Any other uses of the Premises address are prohibited without Westmark' prior written consent.

c.               Hazardous Substances. The Client shall not cause or permit the receipt, storage, use, location or handling on the Office Space, Premises, Building or Property of any product, material or merchandise which is explosive, highly inflammable, or a "hazardous or toxic material," as that term is hereafter defined. "Hazardous or toxic material" shall include all materials or substances which have been determined to be hazardous to health or the environment, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances, (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide, (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, the Client shall not be in breach of this provision as a result of the presence at the Office Space, Premises, Building or Property of de minimis amounts of hazardous or toxic materials which are in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).

8.             Compliance.

a.              Comply with Applicable Laws. The Client must comply with all relevant laws and regulations in the conduct of its business in the Office Space. The Client will not (i) engage in illegal activity connection with its use of the Office Space, (ii) interfere with the use of the Premises by Westmark or by others, (iii) cause any nuisance or annoyance, increase the insurance premiums payable by Westmark, or (iv) cause loss or damage to Westmark (including damage to reputation) or Landlord or the Building. The Client acknowledges that (1) the terms of the foregoing sentence are a material inducement in Westmark's execution of this Agreement and (2) any violation by the Client of the foregoing sentence shall constitute a material default by the Client hereunder, entitling Westmark to terminate this Agreement, without further notice or procedure.

b.              Lease. The Client acknowledges that Westmark is occupying the Premises pursuant to the terms as tenant under the Lease, and Westmark's rights to the use and occupancy of the Premises is subject to all of the terms and conditions of the Lease. Client agrees that (i) this Agreement and the rights provided to the Client herein shall at all times remain subordinate and subject to the terms and conditions of the Lease, (ii) it shall at all times comply with all of the requirements and obligations of Westmark under the Lease, (iii) it shall not do or fail to do anything that is prohibited or restricted pursuant to the terms of the Lease, (iv) this Agreement does not grant the Client any rights under the Lease and (v) this Agreement does not modify the terms of the Lease as between Westmark and Landlord. Any failure of Client to comply with the terms of the Lease shall be deemed an immediate right by Westmark to terminate this agreement and Client's rights hereunder.

Exhibit E

9.             Liability; Indemnification.

a.              Limitation. To the maximum extent permitted by applicable law, Westmark shall not be liable to the Client with respect of any loss or damage the Client suffers in connection with this Agreement, with the services or the Office Space unless Westmark has acted deliberately or negligently in causing that loss or damage, and in no event shall Westmark be liable to Client for an amount in excess of the fees paid to Westmark by Client. Westmark shall not be liable for any loss as a result of Westmark's failure to provide a service as a result of mechanical breakdown, strike, termination of Westmark' interest in the building containing the Premises or otherwise unless Westmark does so deliberately or is negligent. In no event shall Westmark be liable for any loss or damage until the Client provides Westmark written notice and gives Westmark a reasonable time to response to such notice.

b.               Exclusions. EXCLUSION OF CONSEQUENTIAL LOSSES: WESTMARK WILL NOT IN ANY CIRCUMSTANCES HAVE ANY LIABILITY FOR LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF ANTICIPATED SAVINGS, LOSS OF OR DAMAGE TO DATA, THIRD PARTY CLAIMS OR ANY CONSEQUENTIAL LOSS UNLESS WESTMARK OTHERWISE AGREES IN WRITING. WESTMARK STRONGLY ADVISES THE CLIENT TO INSURE AGAINST ALL SUCH POTENTIAL LOSS, DAMAGE, EXPENSE OR LIABILITY.

10.          Indemnity Obligations. CLIENT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD AND ITS REPRESENTATIVES HARMLESS FROM ALL CLAIMS, LIABILITIES, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR IN ANY WAY RELATING TO ANY USE OF THE OFFICE SPACE BY LICENSEE, ITS AGENTS, INDEPENDENT CONTRACTORS, VENDORS, SERVANTS AND/OR EMPLOYEES. CLIENT FURTHER WAIVES AND RELEASES ANY CLAIMS, DEMANDS, DAMAGES, ACTIONS, CAUSES OF ACTION OR OTHER REMEDIES OF ANY KIND WHATSOEVER AGAINST LANDLORD FOR PROPERTY DAMAGES OR BODILY AND/OR PERSONAL INJURIES TO THE CLIENT ARISING OUT OR IN ANY WAY RELATING TO ANY USE OF THE OFFICE SPACE BY THE CLIENT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

11.           Miscellaneous.

  a.              Binding Effect. This Agreement shall be binding upon and inure to the benefit of Westmark and the Client and their respective successors and permitted assigns.

  b.              Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

  c.              Severability. If any provision of this Agreement or its application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

 [Signature Pages Follow]

Exhibit E

IN WITNESS WHEREOF, Westmark and the Client have executed and sealed this Agreement on the date set forth below.

CLIENT:
______________________,
_______________________

By:
Name:
Title:
Date:

WESTMARK:

Westmark Marketing, LLC,
a New Jersey limited liability company

By:
Name:
Title:
Date:

 Exhibit E

EXHIBIT A

 Property Description

BEING known and designated as Lot 15 in Block 1609 on a map entitled: "Lakewood Industrial Campus, Cedar-Bridge-New Hampshire Expansion Program, Lakewood Township, Ocean County, New Jersey, Final Subdivision Map, Section-Three" duly filed in the Ocean County Clerk's Office on April 29, 1986 as Map No. G-1667.

BEGINNING at a point in the northerly line of Swarthmore Avenue said point being distant the following courses and distances from the southeast intersection of Swarthmore Avenue and Lehigh Avenue, if both extended; thence

A. Running along the southerly line of Swarthmore Avenue, North 87 degrees 00 minutes 00 seconds East 140.01 feet to a point; thence

B. North 03 degrees 00 minutes 00 seconds West 60.00 feet to a point in the northerly line of Swarthmore Avenue; thence

C.  Running along the northerly line of Swarthmore Avenue in a southeasterly direction and along a curve bearing to the right having a radius of 630.00 feet a distance of 336.65 feet to a point; thence

D. South 62 degrees 23 minutes 00 seconds East along same 193.98 to a point; thence

E. Still running along the northerly line of Swarthmore Avenue in a northeasterly direction and along a curve bearing to the left having a radius of 1170.00 feet a distance of 769.17 feet to a point; thence F. North 79 degrees 57 minutes 00 seconds East along same, 299.16 feet to beginning point and running; thence

1.  North 08 degrees 52 minutes 44 seconds East, 469.01 feet to a point; thence

2.  North 79 degrees 37 minutes 00 seconds East, 273.61 feet to a point; thence

3.  South 04 degrees 26 minutes 59 seconds West, 479.28 feet to a point in the northerly line of Swarthmore Avenue

4.  Running along the northerly line of Swarthmore Avenue in a southeasterly direction and along a curve bearing to the left having a radius of 1030.00 feet a distance of 196.96 feet to a point; thence

5.  South 79 degrees 57 minutes 00 seconds West still along same 110.00 feet to the point and place of BEGINNING.

The above description being drawn in accordance with a survey prepared by Gravatt Consulting Group dated 03/2006.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 15, Block(s) 1609; Tax Map of the Township of Lakewood, County of Ocean, State of New Jersey.

EXHIBIT B

Office Space

[See Attached]

Exhibit F